Exhibit (d)(1)(vi)

AMENDMENT NO. 2

TO THE

INVESTMENT MANAGEMENT AGREEMENT

AMENDMENT NO. 2 to the Investment Management Agreement (“Amendment No. 2”), dated as of July 15, 2006, between AXA Premier VIP Trust, a Delaware statutory trust (the “Trust”) and AXA Equitable Life Insurance Company, a New York stock life insurance company (“AXA Equitable”).

The Trust and AXA Equitable agree to modify and amend the Investment Management Agreement, dated as of July 31, 2003, as amended between the Trust and AXA Equitable (the “Agreement”), as follows:

1.	Name Changes. The AXA Target Allocation 2015 Portfolio, AXA Target Allocation 2025 Portfolio, AXA Target Allocation 2035 Portfolio and AXA Target Allocation 2045 Portfolio have changed their names to Target 2015 Allocation Portfolio, Target 2025 Allocation Portfolio, Target 2035 Allocation Portfolio and Target 2045 Allocation Portfolio, respectively.

2.	Appendix A. Appendix A to the Agreement, which sets forth the Portfolios of the Trust for which AXA Equitable is appointed as the investment manager, is hereby replaced in its entirety by Appendix A attached hereto.

Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment No. 2 as of the date first above set forth.

AXA PREMIER VIP TRUST		AXA EQUITABLE LIFE INSURANCE COMPANY

By:	/s/ Kenneth T. Kozlowski	By:	/s/ Steven M. Joenk
	Kenneth T. Kozlowski		Steven M. Joenk
	Chief Financial Officer and Treasurer		Senior Vice President

APPENDIX A

AMENDMENT NO. 2

TO THE

INVESTMENT MANAGEMENT AGREEMENT

Portfolios

Fund	Management Fee
AXA Conservative Allocation Portfolio	0.10% of the Portfolio’s average daily net assets

AXA Conservative-Plus Allocation Portfolio	0.10% of the Portfolio’s average daily net assets

AXA Moderate Allocation Portfolio	0.10% of the Portfolio’s average daily net assets

AXA Moderate-Plus Allocation Portfolio	0.10% of the Portfolio’s average daily net assets

AXA Aggressive Allocation Portfolio	0.10% of the Portfolio’s average daily net assets

Target 2015 Allocation Portfolio	0.10% of the Portfolio’s average daily net assets

Target 2025 Allocation Portfolio	0.10% of the Portfolio’s average daily net assets

Target 2035 Allocation Portfolio	0.10% of the Portfolio’s average daily net assets

Target 2045 Allocation Portfolio	0.10% of the Portfolio’s average daily net assets